CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report on Pioneer America Income Trust dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 12 and Amendment No. 13 to Registration Statement File No.33-20795 and 811-05516.


                                                      /s/  ARTHUR ANDERSEN LLP
                                                        ARTHUR ANDERSEN LLP




Boston, Massachusetts
April 27, 1998